Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                    Perini Corporation
15300 Ventura Boulevard, Suite 303                                                                                73 Mount Wayte Ave.
Sherman Oaks, CA 91403                                                                                                  Framingham, MA 01701
(818) 789-0100                                                                                                                     (508) 628-2295
Crocker Coulson, Partner                                                                                                  Michael E. Ciskey, Vice President &
                                                                                                                                                 Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q3 2004 Results

  Q3 net income of $6.4 million
  Record year-to-date net income of $29.8 million
  Backlog of $1.24 billion

Framingham, MA – November 4, 2004 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the third quarter ended September 30, 2004.

Third Quarter Results
Net income was $6.4 million for the third quarter of 2004, as compared to third quarter net income of $6.4 million in 2003. Diluted earnings per common share were $0.25 for the third quarter of 2004, as compared to $0.28 for the third quarter of 2003. Pretax income for the third quarter of 2004 of $9.8 million reflects an approximate 50% increase over pretax income of $6.4 million reported in the third quarter of 2003. The 2003 third quarter results reflect a lower than normal tax rate due primarily to the realization of a portion of the federal tax benefit not recognized in prior years. The diluted earnings per share calculation for the third quarter of 2003 was favorably impacted by $0.03 due to the reversal of a portion of accumulated but unpaid dividends on the Company’s $21.25 Preferred Stock as a result of the tender offer completed by the Company in 2003.

Revenues from construction operations totaled $467.7 million for the third quarter of 2004, as compared with $295.9 million for the third quarter of 2003.

Assuming an effective income tax rate of 38% and that the Company had completed its 2003 tender offer for its $21.25 Preferred Stock prior to January 1, 2003, pro forma net income for the third quarter of 2004 would have been $6.1 million, as compared to pro forma net income of $3.9 million for the third quarter of 2003. Similarly, pro forma diluted earnings per common share for the third quarter of 2004 would have been $0.23, as compared to pro forma diluted earnings per common share of $0.15 for the third quarter of 2003.

The 2004 operating results reflect increased profit contributions from all of the Company’s business units, most notably the management services segment, due to increased volume of work in Iraq and Afghanistan, and the building segment which experienced increased volume in the hospitality and gaming market.

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November 4, 2004                                                                 Perini Q3 Results                                                                 Page 2

Robert Band, President and Chief Operating Officer stated that, “We are pleased to report another strong profit performance for the third quarter of 2004. Our building and management services operations each contributed significantly to third quarter and year-to-date 2004 earnings as a result of increased volume in their core niche markets. In addition, the demand for our future services in the gaming and hospitality market, as well as for construction management services to U.S. government agencies particularly in Iraq and Afghanistan, remains high.”

Nine Month Results
For the first nine months of 2004, net income was a year-to-date record of $29.8 million, as compared to $21.4 million for the first nine months of 2003. Diluted earnings per common share were $1.16 for the first nine months of 2004, as compared to $1.17 for the first nine months of 2003. Net income for the first nine months of 2003 includes the recognition of $7.0 million federal tax benefit based on the expected utilization of net operating loss carryforwards. Pretax income of $34.7 million for the first nine months of 2004 is more than twice the pretax income of $15.0 million reported for the first nine months of 2003. The diluted earnings per share calculation for the first nine months of 2003 was favorably impacted by $0.31 per share due to the reversal of a portion of accumulated but unpaid dividends on the Company’s $21.25 Preferred Stock as a result of the tender offer completed by the Company in 2003.

Revenues from construction operations totaled $1,443.9 million for the first nine months of 2004, as compared with $873.5 million for the first nine months of 2003.

Assuming an effective income tax rate of 38% and that the Company had completed its 2003 tender offer for its $21.25 Preferred Stock prior to January 1, 2003, pro forma net income for the first nine months of 2004 would have been $21.5 million, as compared to pro forma net income of $9.3 million for the first nine months of 2003. Similarly, pro forma diluted earnings per common share for the first nine months of 2004 would have been $0.83, as compared to pro forma diluted earnings per common share of $0.36 for the first nine months of 2003. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

Backlog at $1.24 Billion
The backlog of uncompleted construction work at September 30, 2004 was $1.24 billion compared to $1.29 billion at June 30, 2004. New contract awards and adjustments to contracts in process added to the backlog during the third quarter of 2004 totaled $421 million and include approximately $232 million of additional work in the rebuilding of Iraq and Afghanistan as well as approximately $104 million of hotel and casino work in Las Vegas, Atlantic City, California and Florida.

Financial Condition Remains Strong in 2004
The Company’s financial condition remained strong at September 30, 2004. Working capital increased from $125.4 million at December 31, 2003 to $166.9 million at September 30, 2004.

Outlook
The Company has increased its previously provided guidance for 2004 revenues, projecting revenues in the range of $1.7 billion to $1.8 billion. The Company has narrowed its prior guidance for 2004 pro forma diluted earnings per share, projecting $1.00 to $1.05 per share. The Company also increased its prior forecast for 2004 GAAP diluted earnings per share to $1.30 to $1.40 per share, which is anticipated to include the strongest pretax income in the Company’s 110-year history.

Looking ahead to 2005, the Company expects the contribution from its building operations to remain strong as a result of major opportunities in the hospitality and gaming market, and also anticipates an improving contribution from its civil operations. In addition, the Company anticipates that its management services segment will contribute significantly to 2005 revenues and earnings.

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November 4, 2004                                                                 Perini Q3 Results                                                                 Page 3

Given the potential variables that effect performance, such as the timing of new work awards and the political situation in Iraq, the Company’s initial guidance for 2005 is for revenues to be in the range of $1.6 billion to $1.9 billion, and for diluted earnings per share ranging from $1.05 to $1.15, which reflects a full statutory tax provision.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

Non-GAAP Measures

To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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November 4, 2004                                                                 Perini Q3 Results                                                                 Page 4

                                                         Perini Corporation (NYSE)
                                                      Summary of Consolidated Earnings
                                                                (Unaudited)
                                                         (In Thousands of Dollars)

                                                                     For the Three Months                       For the Nine Months
                                                                        Ended Sept. 30,                           Ended Sept. 30,
                                                             --------------------------------------    --------------------------------------
                                                                  2004                  2003                2004                  2003
                                                             ----------------     -----------------    ----------------     -----------------
Construction Revenues:
     Building                                                   $ 346,602            $ 214,292            $1,008,112           $  629,305
     Civil                                                         46,665               43,249               110,470              134,507
     Management services                                           74,476               38,314               325,273              109,639
                                                             ----------------     -----------------    ----------------     -----------------
TOTAL CONSTRUCTION REVENUES                                     $ 467,743            $ 295,855            $1,443,855           $  873,451
                                                             ================     =================    ================     =================

Gross profit                                                    $  23,633            $  15,788            $   70,892           $   43,861
General and administrative expenses                                12,912                9,037                31,720               27,709
                                                             ----------------     -----------------    ----------------     -----------------
Income from construction operations                                10,721                6,751                39,172               16,152
Other expense, net                                                    688                  146                 3,939                  428
Interest expense                                                      198                  244                   506                  701
                                                             ----------------     -----------------    ----------------     -----------------
Income before income taxes                                          9,835                6,361                34,727               15,023
(Provision) credit for income taxes (a)                            (3,405)                  35                (4,900)               6,410
                                                             ----------------     -----------------    ----------------     -----------------
NET INCOME                                                     $    6,430            $   6,396            $   29,827           $   21,433

Less:  Dividends accrued on Preferred Stock                          (297)                (308)                (891)                (1,356)
Plus:  Reversal of accrued dividends on $21.25 Preferred Stock
       based on results of 2003 tender offer                            -                  596                    -                  7,254
                                                             ----------------     -----------------    ----------------     -----------------
Total available for common stockholders                        $    6,133            $   6,684            $  28,936            $    27,331
                                                             ================     =================    ================     =================

BASIC EARNINGS PER COMMON SHARE                                $     0.26            $    0.29            $    1.24            $      1.20
                                                             ================     =================    ================     =================
DILUTED EARNINGS PER COMMON SHARE                              $     0.25            $    0.28            $    1.16            $      1.17
                                                             ================     =================    ================     =================

Weighted average common shares outstanding:
     Basic                                                         23,906               22,805               23,376                 22,726
     Effect of dilutive stock options and warrants outstanding      1,006                1,181                1,550                    673
                                                             ----------------     -----------------    ----------------     -----------------
     Diluted                                                       24,912               23,986               24,926                 23,399
                                                             ----------------     -----------------    ----------------     -----------------

(a) The lower-than-normal tax rate reflected in the (provision) credit for income taxes for the third quarter of 2003 and for the nine month periods ended September 30, 2004 and 2003 is due in part to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations. The credit for income taxes for the nine months ended September 30, 2003 also includes the recognition of a $7.0 million federal tax benefit in accordance with FAS No. 109, "Accounting for Income Taxes" based on the expected utilization of net operating loss carryforwards.

Selected Balance Sheet Data
(Unaudited)
In Thousands of Dollars)

                                                  September 30,      December 31,
                                                      2004               2003
                                                ----------------   ----------------
Total assets                                          $ 654,217          $ 565,443
Working capital                                       $ 166,903          $ 125,397
Long-term debt, less current maturities               $   8,819          $   8,522
Stockholders' equity                                  $ 162,459          $ 120,560

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Perini Corporation (NYSE)
Table 1
Reconciliation of Reported Net Income to
Pro Forma Net Income (A)
(Unaudited)
(In Thousands of Dollars)

                                                                           For the Three Months             For the Nine Months
                                                                               Ended Sept. 30,                 Ended Sept. 30,
                                                                       -----------------------------   ------------------------------
                                                                           2004            2003            2004             2003
                                                                       -------------   -------------   --------------   -------------

Reported net income                                                     $   6,430       $  6,396        $   29,827      $  21,433
Plus:  Provision (credit) for income taxes                                  3,405            (35)            4,900         (6,410)
                                                                       --------------   -------------   --------------  -------------
Income before income taxes                                                  9,835          6,361            34,727         15,023
Provision for income taxes assuming a 38% effective rate                    3,737          2,417            13,196          5,709
                                                                       --------------   -------------   --------------   -------------
Pro forma net income                                                        6,098          3,944            21,531          9,314

Less: Dividends accrued on Preferred Stock
      assuming the tender offer took place prior to
      January 1, 2003                                                        (297)          (297)            (891)           (891)
                                                                       -------------   -------------   --------------   -------------
Pro forma total available for common stockholders                       $   5,801       $  3,647       $   20,640       $   8,423
                                                                       =============   =============   ==============   =============

Pro forma basic earnings per common share                               $    0.24  $         0.16      $     0.88       $    0.37
                                                                       =============   =============   ==============   =============

Pro forma diluted earnings per common share                             $    0.23  $         0.15      $     0.83       $    0.36
                                                                       =============   =============   ==============   =============

Weighted average common shares outstanding:
  Basic                                                                    23,906          22,805          23,376          22,726
  Effect of dilutive stock options and warrants outstanding                 1,006           1,181           1,550             673
                                                                       -------------   -------------   --------------   -------------
  Diluted                                                                  24,912          23,986          24,926          23,399
                                                                       -------------   -------------   --------------   -------------

(A) The calculation of pro forma net income and pro forma earnings per common share assumes (i) an effective tax rate of 38% which more closely approximates the Company's effective tax rate on a prospective basis and (ii) the impact of the Company's 2003 tender offer for its $21.25 Preferred Stock as if it took place prior to January 1, 2003.

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